Exhibit 23.4

CONSENT OF RYDER SCOTT COMPANY, L.P.

We have issued our report dated January 7, 2021 (the “Report”) on estimates of proved reserves, future production and income attributable to certain leasehold interests of Diamondback Energy, Inc. (“Diamondback”) as of December 31, 2020 included in Diamondback’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”). As independent oil and gas consultants, we hereby consent to (i) the incorporation by reference of the Report in this Registration Statement on Form S-3ASR of Diamondback (this “Registration Statement”), (ii) the use in this Registration Statement of the information contained in the Report and in our prior reserve reports referenced in the Annual Report, which information is incorporated by reference in this Registration Statement, and (iii) all references to our firm in this Registration Statement. We further consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.

TBPE Firm Registration No. F-1580

Houston, Texas

May 3, 2021